UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 19, 2004

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	NO. 001-14965 (Commission File Number)	NO. 13-4019460 (IRS Employer Identification No.)

85 BROAD STREET
NEW YORK, NEW YORK	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 19, 2004, the Compensation Committee of The Goldman Sachs Group, Inc. (the “Registrant”) approved a program (the “PMD Discount Stock Program”) to encourage the acquisition of shares of the Registrant’s common stock by senior executives. On the same date, the Board of Directors of the Registrant, upon the recommendation of the Compensation Committee, adopted non-qualified deferred compensation plans and approved amendments to the non-compete and non-solicit provisions that apply to senior executives of the Registrant.

A. The PMD Discount Stock Program

     The PMD Discount Stock Program will give participants (the “PMDs”) in the Goldman Sachs Partner Compensation Plan and the Goldman Sachs Restricted Partner Compensation Plan an annual opportunity to use a portion of their cash end-of-year bonus to acquire restricted stock units (“RSUs”) under the Registrant’s shareholder-approved Amended and Restated Stock Incentive Plan at an effective 25% discount. The 25% discount will be accomplished by a grant of RSUs (the “Discount RSUs”) equal to one-third of the number of RSUs (the “Base RSUs”) purchased by each PMD. The Base RSUs will be 100% vested when granted, but the shares underlying the Base RSUs will not be transferable (other than to satisfy tax obligations) before the third anniversary of the grant date. One-half of the Discount RSUs will vest in each of the second and third years following the grant date, and the shares underlying the Discount RSUs will not be transferable before the third anniversary of the grant date. The Base RSUs (and their underlying shares) will not be forfeitable for any reason. The Discount RSUs may be subject to forfeiture for termination of employment prior to vesting and for non-compliance with certain restrictive covenants.

B. Amendments To Non-Competition and Non-Solicitation Agreements

     In order to create uniformity in the non-compete and non-solicit covenants currently applicable to PMDs, the Registrant has reduced the term of the non-compete and client non-solicit covenants to six months from the date of notice of termination. The employee non-solicit covenant has been amended to reduce the group of employees covered (the “Select Employees”), to have the eighteen month non-solicit period run from the date of notice of termination and to add a no-hire covenant applicable to the hiring of Select Employees for the eighteen month period from the date of notice of termination.

C. Non-Qualified Deferred Compensation Plans

     Certain highly compensated U.S. and U.K. employees of the Registrant will be eligible to participate in one of the Registrant’s non-qualified deferred compensation plans. Under the plans, participants will be able to defer payment of a portion of their cash end-of-year bonus for varying periods of time depending on the plan, but in no event for longer than the later of (i) ten years or (ii) six months after termination of employment. During the deferral period, the participants may choose to notionally invest their deferrals, in whole or in part, in certain investments available under the plans. The Registrant’s obligations under the plans will not be secured in any manner and the participants will be general unsecured creditors of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: November 26, 2004	By:	/s/ Esta E. Stecher
		Name:	Esta E. Stecher
		Title:	Executive Vice President, General Counsel